EXHIBIT E

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of January 11, 2022

SPRAGUE HP HOLDINGS, LLC

By:	HARTREE PARTNERS, LP
Its:	Sole Member

By:	HARTREE PARTNERS GP, LLC
Its:	General Partner

By:	/s/ Stephen M. Hendel
Name:	Stephen M. Hendel
Title:	Authorized Signatory

HARTREE PARTNERS, LP

By:	HARTREE PARTNERS GP, LLC
Its:	General Partner

By:	/s/ Stephen M. Hendel
Name:	Stephen M. Hendel
Title:	Authorized Signatory

HARTREE PARTNERS GP, LLC

By:	/s/ Stephen M. Hendel
Name:	Stephen M. Hendel
Title:	Authorized Signatory